UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 18, 2010

ANADARKO PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices including Zip Code)
(832) 636-1000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07	Submission of Matters to a Vote of Security Holders.
     On May 18, 2010, Anadarko Petroleum Corporation (the “Company”) held its 2010 Annual Meeting of Stockholders. The following table presents the final voting results for the items that were presented for stockholder approval:

				Broker
	For	Against	Abstentions	Non-Votes
(a) Election of Class III Directors *:
H. Paulett Eberhart	343,269,484	29,427,417	4,260,063	42,786,839
Preston M. Geren III	343,269,133	29,398,617	4,289,214	42,786,839
James T. Hackett	331,271,918	41,366,942	4,318,104	42,786,839

(b) Ratification of the appointment of KPMG LLP as the independent auditors for 2010	409,500,409	5,869,063	4,374,331	—

(c) Stockholder Proposal — Amendment to Non-Discrimination Policy	124,915,073	192,950,387	59,091,504	42,786,839

(d) Stockholder Proposal — Amendment to By-Laws: Reimbursement of Expenses for Director Nominees	162,911,973	202,089,368	11,955,623	42,786,839

*	The other incumbent directors whose term of office continued were as follows: Robert J. Allison, Jr., John R. Butler, Jr., Luke R. Corbett, Peter J. Fluor, John R. Gordon and Paula Rosput Reynolds.
     All three nominated directors were elected to serve for terms of one year and the appointment of KPMG LLP as the independent auditors for 2010 was ratified. The non-binding stockholder proposals under Items (c) and (d) did not pass.
     For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 26, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADARKO PETROLEUM CORPORATION (Registrant)
Dated: May 19, 2010	By:	/s/ Robert K. Reeves
Robert K. Reeves
Senior Vice President, General Counsel and Chief Administrative Officer